EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-2868) of our report dated June 23, 2009, relating to the financial statements and supplemental schedule of Mobile Mini, Inc. 401(K) Profit Sharing Plan and Trust as of December 31, 2008 and 2007, and for the year ended December 31, 2008, included in this Form 11-K.
/s/ Mayer Hoffman McCann P.C.
Phoenix, Arizona
June 23, 2009

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